CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of Securac Corp. of our report dated December 13, 2004, relating to the consolidated financial statements of Securac Inc. as at December 31, 2003 and for the year then ended , which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/    PRICEWATERHOUSECOOPERS  LLP
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Edmonton,  Alberta
October  26,  2005